                                                                     Exhibit 2.2

===============================================================================






                          AMERICAN HOMESTAR CORPORATION





                             NOTE PURCHASE AGREEMENT





                         DATED AS OF SEPTEMBER 15, 1998







                    $46,000,000 7.25% SENIOR NOTES, SERIES A,
                             DUE SEPTEMBER 15, 2008

                                       AND

                    $5,000,000 7.14% SENIOR NOTES, SERIES B,
                             DUE SEPTEMBER 15, 2008





===============================================================================


                                TABLE OF CONTENTS

SECTION                                                HEADING                                         PAGE

SECTION 1.        AUTHORIZATION OF NOTES.................................................................1

SECTION 2.        SALE AND PURCHASE OF NOTES.............................................................2

SECTION 3.        CLOSING................................................................................2

SECTION 4.        CONDITIONS TO CLOSING..................................................................3

   Section 4.1.         Representations and Warranties...................................................3
   Section 4.2.         Performance; No Default..........................................................3
   Section 4.3.         Compliance Certificates..........................................................3
   Section 4.4.         Opinions of Counsel..............................................................3
   Section 4.5.         Purchase Permitted By Applicable Law, etc........................................3
   Section 4.6.         Sale of Other Notes..............................................................4
   Section 4.7.         Payment of Special Counsel Fees..................................................4
   Section 4.8.         Private Placement Number.........................................................4
   Section 4.9.         Changes in Corporate Structure...................................................4
   Section 4.10.        Proceedings and Documents........................................................4

SECTION 5.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................4

   Section 5.1.         Organization; Power and Authority................................................4
   Section 5.2.         Authorization, Etc...............................................................5
   Section 5.3.         Disclosure.......................................................................5
   Section 5.4.         Organization and Ownership of Shares of Subsidiaries; Affiliates.................5
   Section 5.5.         Financial Statements.............................................................6
   Section 5.6.         Compliance with Laws, Other Instruments, Etc.....................................6
   Section 5.7.         Governmental Authorizations, etc.................................................6
   Section 5.8.         Litigation; Observance of Agreements, Statutes and Orders........................6
   Section 5.9.         Taxes............................................................................7
   Section 5.10.        Title to Property; Leases........................................................7
   Section 5.11.        Licenses, Permits, Etc...........................................................7
   Section 5.12.        Compliance with ERISA............................................................8
   Section 5.13.        Private Offering by the Company..................................................8
   Section 5.14.        Use of Proceeds; Margin Regulations..............................................9
   Section 5.15.        Existing Material Indebtedness; Future Liens.....................................9
   Section 5.16.        Foreign Assets Control Regulations, etc..........................................9
   Section 5.17.        Status under Certain Statutes....................................................9
   Section 5.18.        Environmental Matters............................................................9
   Section 5.19.        Year 2000.......................................................................10

SECTION 6.        REPRESENTATIONS OF THE PURCHASER......................................................10

   Section 6.1.         Purchase for Investment.........................................................10
   Section 6.2.         Source of Funds.................................................................11


SECTION 7.        INFORMATION AS TO COMPANY.............................................................12

   Section 7.1.         Financial and Business Information..............................................12
   Section 7.2.         Officer's Certificate...........................................................15
   Section 7.3.         Inspection......................................................................15

SECTION 8.        PREPAYMENT OF THE NOTES...............................................................16

   Section 8.1.         Required Prepayments............................................................16
   Section 8.2.         Optional Prepayments with Make-Whole Amount.....................................16
   Section 8.3.         Allocation of Partial Prepayments...............................................16
   Section 8.4.         Maturity; Surrender, Etc........................................................16
   Section 8.5.         Purchase of Notes...............................................................17
   Section 8.6.         Make-Whole Amount...............................................................17

SECTION 9.        AFFIRMATIVE COVENANTS.................................................................19

   Section 9.1.         Compliance with Law.............................................................19
   Section 9.2.         Insurance.......................................................................19
   Section 9.3.         Maintenance of Properties.......................................................19
   Section 9.4.         Payment of Taxes and Claims.....................................................19
   Section 9.5.         Corporate Existence, Etc........................................................20
   Section 9.6.         Nature of Business..............................................................20
   Section 9.7.         Compliance Regarding Year 2000..................................................20

SECTION 10.       NEGATIVE COVENANTS....................................................................20

   Section 10.1.        Transactions with Affiliates....................................................20
   Section 10.2.        Merger, Consolidation, etc......................................................20
   Section 10.3.        Sale of Assets, Etc.............................................................21
   Section 10.4.        Limitations on Debt.............................................................22
   Section 10.5.        Fixed Charges Coverage Ratio....................................................23
   Section 10.6.        Net Working Capital.............................................................23
   Section 10.7.        Consolidated Net Worth..........................................................23
   Section 10.8.        Restricted Payments and Restricted Investments..................................23
   Section 10.9.        Limitation on Liens.............................................................23
   Section 10.10.       Restrictions on Dividends of Subsidiaries, Etc..................................26

SECTION 11.       EVENTS OF DEFAULT.....................................................................26


SECTION 12.       REMEDIES ON DEFAULT, ETC..............................................................28

   Section 12.1.        Acceleration....................................................................28
   Section 12.2.        Other Remedies..................................................................29
   Section 12.3.        Rescission......................................................................29
   Section 12.4.        No Waivers or Election of Remedies, Expenses, Etc...............................29

SECTION 13.       REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.........................................30

   Section 13.1.        Registration of Notes...........................................................30
   Section 13.2.        Transfer and Exchange of Notes..................................................30
   Section 13.3.        Replacement of Notes............................................................30


SECTION 14.       PAYMENTS ON NOTES.....................................................................31

   Section 14.1.        Place of Payment................................................................31
   Section 14.2.        Home Office Payment.............................................................31

SECTION 15.       EXPENSES, ETC.........................................................................31

   Section 15.1.        Transaction Expenses............................................................31
   Section 15.2.        Survival........................................................................32

SECTION 16.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT..........................32


SECTION 17.       AMENDMENT AND WAIVER..................................................................32

   Section 17.1.        Requirements....................................................................32
   Section 17.2.        Solicitation of Holders of Notes................................................32
   Section 17.3.        Binding Effect, Etc.............................................................33
   Section 17.4.        Notes Held by Company...........................................................33

SECTION 18.       NOTICES...............................................................................33

SECTION 19.       REPRODUCTION OF DOCUMENTS.............................................................34

SECTION 20.       CONFIDENTIAL INFORMATION..............................................................34

SECTION 21.       SUBSTITUTION OF PURCHASER.............................................................35

SECTION 22.       MISCELLANEOUS.........................................................................35

   Section 22.1.        Successors and Assigns..........................................................35
   Section 22.2.        Payments Due on Non-Business Days...............................................35
   Section 22.3.        Severability....................................................................36
   Section 22.4.        Construction....................................................................36
   Section 22.5.        Counterparts....................................................................36
   Section 22.6.        Governing Law...................................................................36

Signature Page..........................................................................................37



SCHEDULE A                          PURCHASER INFORMATION
SCHEDULE B                          DEFINED TERMS
SCHEDULE B-C                        MAJOR COMPETITORS
SCHEDULE 4.9                        CHANGES IN CORPORATE STRUCTURE
SCHEDULE 5.4                        SUBSIDIARIES OF THE COMPANY
SCHEDULE 5.5                        FINANCIAL STATEMENTS
SCHEDULE 5.14                       USE OF PROCEEDS
SCHEDULE 5.15                       EXISTING INDEBTEDNESS
SCHEDULE 5.18                       ENVIRONMENTAL MATTERS
SCHEDULE 10.10                      RESTRICTIONS ON DIVIDENDS
EXHIBIT 1                           FORM OF NOTE
EXHIBIT 4.4(a)                      FORM OF OPINION OF SPECIAL COUNSEL TO THE COMPANY
EXHIBIT 4.4(b)                      FORM OF OPINION OF SPECIAL COUNSEL TO THE PURCHASERS

                          AMERICAN HOMESTAR CORPORATION
                      2450 SOUTH SHORE BOULEVARD, SUITE 300
                            LEAGUE CITY, TEXAS 77573

        $46,000,000 7.25% Senior Notes, Series A, due September 15, 2008
                                       and
         $5,000,000 7.14% Senior Notes, Series B, due September 15, 2008

       Dated as of September 15, 1998

To each of the Purchasers identified
   on the attached Schedule A


Ladies and Gentlemen:

         AMERICAN HOMESTAR CORPORATION, a Texas corporation (together with its permitted successors, the "Company"), agrees with you as follows:

SECTION 1.           AUTHORIZATION OF NOTES.

         The Company will authorize the issue and sale of (i) $46,000,000 aggregate principal amount of its 7.25% Senior Notes, Series A, due September 15, 2008 (the "Series A Notes") and (ii) $5,000,000 7.14% Senior Notes, Series B, due September 15, 2008 (the Series B Notes" and, together with the Series A Notes, the "Notes"), such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in
Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

         The Company and you acknowledge and agree that the interest rate or other forbearance payable on the Notes shall not exceed the highest rate permitted under applicable law. All agreements between you and the Company are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the interest for, reserved, contacted for, charged or received under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such document shall be automatically reformed and the interest payable shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If the holder of a Note shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the maximum lawful amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the indebtedness evidenced hereby in the inverse order of its maturity and not to the payment of interest, or refunded to the Company if and to the extent such amount which would have been excessive exceeds such unpaid principal. All interest paid or agreed to be paid to the holder of a Note shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.


SECTION 2.           SALE AND PURCHASE OF NOTES

         Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing, provided for in Section 3, Notes of the series and in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes of the series and in the principal amount specified opposite its name in Schedule A. Your obligations hereunder, and the obligations of the Other Purchasers under the Other Agreements, are several and not joint obligations, and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder.

SECTION 3.           CLOSING.

         The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 a.m. local time, at a closing (the "Closing") on September 30, 1998 or on such other Business Day thereafter as may be agreed upon by the Company and you and the Other Purchasers. At the Closing, the Company will deliver to you the Notes to be purchased by you in the form of a single Note for each series (or such greater number of Notes in denominations of at least $250,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of Associates Commercial Corporation for American Homestar Corporation, Account No. 5159563 at The First National Bank of Chicago, Chicago, Illinois, ABA No. 071000013. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

SECTION 4.           CONDITIONS TO CLOSING.

         Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

         Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct in all material respects when made and at the time of the Closing.

         Section 4.2. Performance; No Default. The Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 10.1, 10.2 or 10.3 hereof had such Sections applied since such date.

         Section 4.3.    Compliance Certificates.

                   (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

                   (b) Secretary's Certificate. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating, to the authorization, execution and delivery of the Notes and the Agreements.

         Section 4.4. Opinions of Counsel. You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing,

                   (a) from Jackson Walker L.L.P., counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and

                   (b) from Chapman and Cutler, your special counsel in connection with the transactions contemplated hereby.

         Section 4.5. Purchase Permitted By Applicable Law, etc. On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal

Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

         Section 4.6. Sale of Other Notes. Contemporaneously with the Closing, the Company shall sell to the Other Purchasers, and the Other Purchasers shall purchase, the Notes to be purchased by them at the Closing as specified in Schedule A.

         Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

         Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

         Section 4.9. Changes in Corporate Structure. Except as specified in
Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

         Section 4.10. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

SECTION 5.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to you that:

         Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

         Section 5.2. Authorization, Etc. This Agreement, the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 5.3. Disclosure. The Company, through its agent Warburg Dillon Read LLC, has delivered to you and each Other Purchaser a copy of a Confidential Private Placement Memorandum (the "Memorandum") relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in
Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since May 31, 1998, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

         Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries and (iii) of the Company's directors and senior officers.

         (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

         (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

         (d) No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

         Section 5.5. Financial Statements. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

         Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

         Section 5.7. Governmental Authorizations, etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

         Section 5.8. Litigation; Observance of Agreements, Statutes and Orders.
(a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         Section 5.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended May 31, 1993.

         Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

         Section 5.11. Licenses, Permits, Etc. (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

                   (b) to the best knowledge of the Company, no product of the Company infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

                   (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

         Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the

Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

         (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in Section 3 of ERISA.

         (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

         (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

         (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

         Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 20 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

         Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying, or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 1% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

         Section 5.15. Existing Material Indebtedness; Future Liens. (a)
Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness greater than $50,000 of the Company and its Restricted Subsidiaries as of May 31, 1998, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Restricted Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness greater than $50,000 of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness greater than $50,000 of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

         (b) Except as disclosed in Schedule 5.15, neither the Company nor any Restricted Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by
Section 10.9.

        Section 5.16. Foreign Assets Control Regulations, etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

        Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

        Section 5.18. Environmental Matters. Except as set forth on Schedule 5.18, neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 5.18,

         (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

         (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

         (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

         The Company represents and warrants that its aggregate liabilities with respect to the matters referred to in Schedule 5.18 (i) will not have a Material Adverse Effect and (ii) could not reasonably be expected to result in costs to the Company and its Subsidiaries in excess of $1,000,000 which the Company expects will be payable over an eight to ten year period.

         Section 5.19. Year 2000. The Company has reviewed its operations and those of its Subsidiaries with a view to assessing whether it or its Subsidiaries' respective businesses will, in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data, be vulnerable to a Year 2000 Problem or will be vulnerable to the effects of a Year 2000 Problem. Based on such review, the Company has no reason to believe that a Material Adverse Effect will occur with respect to its or its Subsidiaries' businesses or operations resulting from a Year 2000 Problem.

         "Year 2000 Problem" means any significant risk that computer hardware or software used in the Company's or its Subsidiaries' businesses or operations will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000, including the making of accurate leap year calculations.

SECTION 6.           REPRESENTATIONS OF THE PURCHASER.

         Section 6.1. Purchase for Investment. You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

         Section 6.2. Source of Funds. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

         (a) if you are an insurance company, the Source is your "insurance company general account" as defined in Department of Labor Prohibited Transaction Exemption PTE 95-60 (60 FR 35925), July 12, 1995 (hereinafter "PTE 95-60"), and in respect thereof you represent that there is no "employee benefit plan" (as defined in Section 3(3) of ERISA and Section 4975(e)(1) of the Code) established or maintained by the Company (and affiliates thereof as defined in Section V(a)(1) of the PTE 95-60) with respect to which the amount of general account reserves and liabilities of all contracts held by or on behalf of such plan exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the National Association of Insurance Commissioners' Annual Statement filed with your state of domicile; or

         (b) the Source is either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

         (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

         (d)    the Source is a governmental plan; or

         (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph
(e); or

         (f) the Source does not include assets of any "employee benefit plan" other than a plan exempt from the coverage of ERISA.

         If you indicate that you are relying on any representation contained in subparagraph (b), (c) or (e) above, the Company shall deliver on the Closing Date a certificate, which shall either state that (i) it is neither a party in interest nor a "disqualified person" (as defined in Section 4975(e)(2) of the Code), with respect to any plan identified pursuant to paragraphs (b) or (e) above, or (ii) with respect to any plan identified pursuant to subparagraph (c) above, neither it nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as Manager of any plan identified in writing pursuant to subparagraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan.

         As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7.           INFORMATION AS TO COMPANY.

         Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

         (a) Quarterly Statements - promptly, and in any event within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

                  (i) consolidated balance sheets of (x) the Company and its Subsidiaries and (y) the Company and its Restricted Subsidiaries as at the end of such quarter, and

                  (ii) consolidated statements of income, cash flows, and changes in shareholders' equity, of (x) the Company and its Subsidiaries and (y) the Company and its Restricted Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a) with respect to the financial statements of the Company and its Subsidiaries;

         (b) Annual Statements - promptly, and in any event within 105 days after the end of each fiscal year of the Company, duplicate copies of,

                  (i) consolidated balance sheets of (x) the Company and its Subsidiaries and (y) the Company and its Restricted Subsidiaries, as at the end of such year, and

                  (ii) consolidated statements of income, cash flows, and changes in shareholders' equity, of (x) the Company and its Subsidiaries and (y) the Company and its Restricted Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, (x) in the case of the consolidated financial statements of the Company and its Restricted Subsidiaries referred to above, certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows and, (y) in the case of each of the consolidated financial statements of the Company and its Subsidiaries referred to above, accompanied by

                            (A) an opinion thereon of independent certified
                  public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                            (B) a certificate of such accountants stating that
                  they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above shall be deemed to satisfy the requirements of this
                  Section 7.1(b) with respect to the financial statements of the Company and its Subsidiaries;

         (c) SEC and Other Reports - promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

         (d) Notice of Default or Event of Default - promptly, and in any event within five days after a Responsible Officer becoming aware of (i) the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto or (ii) the acceleration of any Note pursuant to Section 12.1 hereof, a written notice setting forth the principal amount of each Note so accelerated, the name of the holder thereof and the circumstances surrounding such acceleration;

         (e) ERISA Matters - promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                  (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                  (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                  (iii) any event transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

         (f) Notices from Governmental Authority - promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

         (g) Requested Information - with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes, including, without limitation, quarterly and annual consolidating balance sheets and statements of income of the Company and its Subsidiaries (upon the request of a holder until such time, if any, as such request has been rescinded).

         Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

         (a) Covenant Compliance - the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.3 through Section 10.9 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

         (b) Event of Default - a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

         Section 7.3. Inspection. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

         (a) No Default - if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

         (b) Default - if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8.           PREPAYMENT OF THE NOTES.

         Section 8.1. Required Prepayments. On September 15, 2004 and on each September 15 thereafter to and including 2007, the Company will prepay (i) $10,200,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium, provided that, upon any partial prepayment of the Notes pursuant to
Section 8.2, pursuant to any Debt Offered Prepayment Application or pursuant to any purchase of the Notes permitted by Section 8.5, the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

         Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date. References to the Make-Whole Amount above shall be deemed to refer to the Modified Make-Whole Amount in connection with any Debt Offered Prepayment Application.

         Section 8.3. Allocation of Partial Prepayments. Except as provided in the second paragraph of Section 8.4 with respect to Debt Offered Prepayment Applications, in the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

         Section 8.4. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8 and as provided in the second paragraph of this Section 8.4, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any

Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         Any Debt Offered Prepayment Application shall be on terms as set forth in Section 8.2 (provided that the Modified Make-Whole Amount shall be paid in lieu of the Make-Whole Amount) and this Section 8.4, provided that only those holders who shall have accepted any offer in respect of such Debt Offered Prepayment Application shall have their Notes prepaid, in whole or part, in connection therewith.

         Section 8.5. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes (including, without limitation, in connection with any Debt Offered Prepayment Application accepted by any holder of a Note) or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 30 Business Days. If the holders of more than 75% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

         Section 8.6. Make-Whole Amount. The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the avoidance of doubt, the Company and you agree that the determination of the Make-Whole Amount in respect of each Series of Notes will result in different Make-Whole Amounts in respect of the Notes for each such Series. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  Called Principal means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to
         Section 12.1, as the context requires.

                  Discounted Value means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  Reinvestment Yield means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "USD" of the Bloomberg Financial Markets Services Screen (or such other display as may replace USD of Bloomberg Financial Markets Services Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or
         (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

                  Remaining Average Life means with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  Remaining Scheduled Payments means, with respect to the Called Principal of any Note of any series, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

                  Settlement Date means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

SECTION 9.           AFFIRMATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

         Section 9.1. Compliance with Law. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 9.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 9.4. Payment of Taxes and Claims. The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         Section 9.5. Corporate Existence, Etc. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.2 and 10.3, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

         Section 9.6. Nature of Business. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage to any substantial extent in any business other than the businesses in which the Company and its Restricted Subsidiaries are engaged on the date of this Agreement as described in the Memorandum, the modular housing business and businesses reasonably related to thereto or in furtherance thereof excluding, in all events, the business of manufacturing or selling motor homes, travel trailers, camper units or recreational vehicles (other than in respect of motor homes, travel trailers, camper units or recreational vehicles taken as trade-ins in connection with the pursuit of its business as provided in this Section 9.6).

         Section 9.7. Compliance Regarding Year 2000. The Company shall take all actions necessary and commit adequate resources to assure that its computer-based and other systems (and those of all Subsidiaries) are able to effectively process data, including dates before, on and after January 1, 2000, without experiencing any Year 2000 Problem that could cause a Material Adverse Effect. At the request of any holder of Notes, the Company will provide such holder with assurances and substantiations (including, but not limited to, the results of internal or external audit reports prepared in the ordinary course of business) reasonably acceptable to such holder as to the capability of the Company and its Subsidiaries to conduct its and their businesses and operations before, on and after January 1, 2000 without experiencing a Year 2000 Problem causing a Material Adverse Effect.

SECTION 10.          NEGATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

         Section 10.1. Transactions with Affiliates. The Company will not and will not permit any Restricted Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

         Section 10.2. Merger, Consolidation, etc. The Company shall not, and shall not permit any Restricted Subsidiary to, consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

         (a) in the case of any consolidation or merger involving the Company, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation, (i) such corporation shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Other Agreements and the Notes and (ii) shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption have been duly authorized, executed and delivered and are valid and enforceable in accordance with their terms and comply with the terms hereof;

         (b) in the case of any consolidation or merger involving a Restricted Subsidiary and not involving the Company, such Restricted Subsidiary shall be the survivor, or the successor corporation shall be a Wholly-Owned Restricted Subsidiary;

         (c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

         (d) immediately after giving effect to such transaction, the successor corporation would be permitted to incur at least $1.00 of additional Debt pursuant to Section 10.4.

         No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes. Anything contained herein to the contrary notwithstanding, any consolidation or merger of a Restricted Subsidiary into an Unrestricted Subsidiary, where the Unrestricted Subsidiary shall be the surviving entity, shall be treated as if the net book value of the assets of such Restricted Subsidiary had been Transferred to such Unrestricted Subsidiary and such Transfer shall constitute an Asset Disposition and shall be tested under Section
10.3 and not this Section 10.2.

         Section 10.3. Sale of Assets, Etc. Except as permitted under Section 10.2, the Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

         (a) in the good faith opinion of the management or the Board of Directors of the Company, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interests of the Company or such Restricted Subsidiary;

         (b) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist;

         (c) immediately after giving effect to the Asset Disposition, (i) the net book value of all property that was the subject of any Asset Disposition occurring in the period of 365 days then ending would not exceed 10% of Consolidated Assets as of the end of the then most recently ended fiscal year of the Company and (ii) the net book value of all property that was the subject of any Asset Disposition occurring since the date of the Closing would not exceed 35% of Consolidated Assets as of the end of the then most recently ended fiscal year of the Company; and

         (d) the Company would be permitted to incur at least $1.00 of additional Debt pursuant to the provisions of Section 10.4.

         To the extent that the Net Proceeds Amount for any Asset Disposition is applied to a Debt Offered Prepayment Application and/or is applied to, or committed in writing to, a Property Reinvestment Application, in each case within 365 days after the consummation of such Asset Disposition (and, in the case of any such commitment, such Property Reinvestment Application is actually consummated within 30 days after the expiration of such 365-day period), then, to the extent of such application, such Asset Disposition shall be excluded from any calculations set forth in clause (c) above.

         For purposes of determining the net book value of any property that is the subject of an Asset Disposition, such net book value shall be the net book value of such property, as determined in accordance with GAAP, at the time of the consummation of such Asset Disposition, provided that, in the case of a Transfer of any capital stock or other equity interests of a Subsidiary, the net book value thereof shall be deemed to be an amount equal to

                            (A) the difference (determined after eliminating all
                  intra-company transactions, assets and liabilities in accordance with GAAP) of

                                     (1) the net book value of the total assets
         of such Subsidiary less

                                     (2) the liabilities of such Subsidiary

         times

                            (B) a percentage that is equal to the percentage of
                  total equity interests of such Subsidiary attributable to the capital stock or other equity interest being so Transferred.

         Section 10.4. Limitations on Debt. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to any Debt, unless on the date the Company or such Restricted Subsidiary becomes liable with respect to any such Debt and immediately after giving effect thereto and the concurrent retirement of any other Debt,

         (a)    Total Senior Debt is less than 60% of Total Capitalization,

         (b) the sum of Total Senior Debt plus Total Subordinated Debt is less than 65% of Total Capitalization,

         (c) Priority Debt is less than 15% of Consolidated Net Worth, and

         (d) no Default or Event of Default exists.

         Section 10.5. Fixed Charges Coverage Ratio. The Company will not permit the ratio of (i) Earnings Before Interest, Taxes and Rent to (ii) Total Interest and Rent Expense, determined as of the end of each fiscal quarter, for the immediately preceding four consecutive fiscal quarters (taken as a single accounting period) to be less than 2.25 to 1.00.

         Section 10.6. Net Working Capital. The Company will not, at any time, permit Net Working Capital to be less than $1.00.

         Section 10.7. Consolidated Net Worth. The Company will not permit Consolidated Net Worth to be less than the sum of (a) $85,000,000, plus (b) an aggregate amount equal to 35% of its Consolidated Net Income on a cumulative basis (but, in each case, only if a positive number) for each completed fiscal year beginning with the fiscal year ended May 31, 1998.

         Section 10.8. Restricted Payments and Restricted Investments.

         (a) Limitation. The Company will not, and will not permit any of its Restricted Subsidiaries to, at any time, (i) declare or make or incur any liability to declare or make, any Restricted Payment or (ii) make or authorize any Restricted Investment, unless immediately after giving effect to such action, the aggregate amount of Restricted Payments of the Company and its Restricted Subsidiaries declared or made during the period commencing on June 1, 1997 and ending on the date of such action, inclusive, and the amount of all Restricted Investments at such time, would not exceed the sum of

                            (i) $5,000,000, plus

                           (ii) 50% of Consolidated Net Income on a cumulative
                  basis for such period (or minus 100% of Consolidated Net Income for such period if Consolidated Net Income is a loss).

         (b) Time of Payment. The Company will not, and will not permit any of its Restricted Subsidiaries to, authorize or declare a Restricted Payment that is not payable within 60 days of authorization or declaration.

         Section 10.9. Limitation on Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom or assign or otherwise convey any right to receive income or profits (unless it makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to an agreement reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property, provided that each holder retains the right to waive, with respect to itself, the benefits of any such Lien), except:

         (a) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

         (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable or the payment of which is not at the time required by Section 9.1;

         (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds (not in excess of $1,000,000), bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

         (d) any attachment or judgment Lien, unless the judgment it secures (i) shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay or (ii) exceeds $1,000,000;

         (e) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

         (f) Liens on property or assets of the Company or any of its Restricted Subsidiaries securing Debt owing to the Company or to another Restricted Subsidiary;

         (g) Liens on Manufactured Homes inventory (together with any mobile homes, motor homes, travel trailers, camper units, recreational vehicles and any furnishings, furniture and accessories used therewith or attached or connected thereto which, in each case, may then be owned by the Company or any Restricted Subsidiary) and Cash in Transit of the Company and its Restricted Subsidiaries securing, in each case, Debt of the Company or a Restricted Subsidiary under its Floor Plan Financing;

         (h) Liens existing on the date of this Agreement and securing Debt of the Company and its Restricted Subsidiaries as indicated on Schedule 5.15;

         (i) any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of tangible property (or any improvement thereon) acquired or constructed by the Company or a Restricted Subsidiary after the date of the Closing, provided that

                   (i) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon),

                  (ii) the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to 75% of the lesser of (A) the cost of the Company or such Restricted Subsidiary of the property (or improvement thereon) so acquired or constructed and (B) the Fair Market Value (as determined in good faith by the board of directors of the Company) of such property (or improvement thereon) at the time of such acquisition or construction, and

                 (iii) any such Lien shall be created contemporaneously with, or within 180 days after, the acquisition or construction of such property;

         (j) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Restricted Subsidiary or its becoming a Restricted Subsidiary, or any Lien existing on any property acquired by the Company or any Restricted Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Restricted Subsidiary or such acquisition of property, (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property and (iii) the principal amount of the Debt secured by such Lien shall at no time exceed an amount equal to 75% of the lesser of (A) the cost to the Company or such Restricted Subsidiary of the acquisition of such property or, in the case of a consolidation or merger or such Person's becoming a Restricted Subsidiary, allocated (in good faith by a Senior Financial Officer) to such property and (B) the Fair Market Value (as determined in good faith by the board of directors of the Company) of such property (or improvement thereon) at the time of such acquisition, consolidation, merger or such Person's becoming a Restricted Subsidiary, as the case may be;

         (k) Liens arising from the Transfer by the Company or any Restricted Subsidiary of all or any of its receivables, whether with or without recourse to the Company or such Restricted Subsidiary, which Liens shall extend solely to such receivables, the proceeds in respect thereof, receivables substituted therefor and books or records in respect thereof, provided that such Transfer is in the ordinary course of business, is an arm's-length transaction, is not accounted for under GAAP as a secured loan and, in the good faith opinion of a Senior Financial Officer, is for fair value and in the best interests of the Company and the Restricted Subsidiaries, taken as a whole, and provided further, that recourse to the Company or such Restricted Subsidiary in connection with any such Transfer shall be limited to (A) liabilities arising from the breach of warranties made by the Company or such Restricted Subsidiary in connection with such Transfer and (B) an amount, with respect to any such Transfer and in addition to clause (A) above, not in excess of 20% of the proceeds of the disposition of the receivables so transferred in such Transfer;

         (l) other Liens provided that at the time of incurrence of such other Liens and after giving effect to the application of the proceeds secured thereby, Priority Debt shall not exceed 15% of Consolidated Net Worth; and

         (m) any Lien renewing, extending, or refunding any Lien permitted by paragraphs (g), (h), (i) or (j) of this Section 10.9, provided that (i) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property, and (iii) immediately after such extension, renewal or refunding no Default or Event of Default would exist.

         Section 10.10. Restrictions on Dividends of Subsidiaries, Etc. Except for the restrictions specifically described in Schedule 10.10, the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any agreement with a Person other than the Company or another Restricted Subsidiary which would restrict any such Restricted Subsidiary's ability or right to pay dividends to, or make advances to or Investments in, the Company or, if such Restricted Subsidiary is not directly owned by the Company, the "parent" Subsidiary of such Restricted Subsidiary.

SECTION 11.          EVENTS OF DEFAULT.

         An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

         (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

         (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

         (c) the Company defaults in the performance of or compliance with any term contained in Section 10; or

         (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

         (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or

         (f) (i) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $2,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $2,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Restricted Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $2,000,000, or (y) one or more Persons have the right to require the Company or any Restricted Subsidiary so to purchase or repay such Indebtedness; or

         (g) the Company or any Restricted Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due,
(ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

         (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Restricted Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Restricted Subsidiaries, or any such petition shall be filed against the Company or any of its Restricted Subsidiaries and such petition shall not be dismissed within 60 days; or

         (i) a final judgment or judgments for the payment of money of greater than $500,000 are rendered against one or more of the Company and its Restricted Subsidiaries and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal; or

         (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings
(iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $500,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Restricted Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Restricted Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

         As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12.          REMEDIES ON DEFAULT, ETC.

         Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

         (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 33-1/3% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

         (c) If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

         Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

         Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

         Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of more than 66-2/3% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section
12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

         Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13.          REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

         Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

         Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $250,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $250,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in
Section 6.2.

         Section 13.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                   (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                   (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.          PAYMENTS ON NOTES.

         Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Chicago, Illinois at the principal office of The First National Bank of Chicago in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

         Section 14.2. Home Office Payment. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section
14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section
13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

SECTION 15.          EXPENSES, ETC.

         Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring, of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders incurred in connection with the purchase by you of the Notes on the date of Closing (other than those retained by you).

         Section 15.2. Survival. The obligations of the Company under this
Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16.          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
                     AGREEMENT.

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.          AMENDMENT AND WAIVER.

         Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

         Section 17.2. Solicitation of Holders of Notes.

         (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

         (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of the Notes unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding whether or not such holder consented to such waiver or amendment.

         Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         Section 17.4. Notes Held by Company. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.          NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                  (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

                  (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

                  (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Vice President-Finance, or at such other address as the Company shall have specified to the holder of each Note in writing.

         Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.          REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves) and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.          CONFIDENTIAL INFORMATION.

         For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified in writing when received by you as being confidential information of the Company or such Subsidiary, including, without limitation, the Memorandum, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any Person acting, on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, agents, attorneys and affiliates, (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note that is not a Competitor, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person that is not a Competitor from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

SECTION 21.          SUBSTITUTION OF PURCHASER.

         You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.          MISCELLANEOUS.

         Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

         Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

         Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 22.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

         If you are in agreement with the foregoing please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                Very truly yours,

                                AMERICAN HOMESTAR CORPORATION



                                By: /s/ Laurence A. Dawson, Jr.
                                   -------------------------------------------
                                        President and Co-CEO

The foregoing is hereby agreed
to as of the date thereof.

[PURCHASER]

                                                         PRINCIPAL AMOUNT
                 NAME AND ADDRESS                        OF SERIES A NOTES
                   OF PURCHASER                           TO BE PURCHASED

MASSACHUSETTS MUTUAL LIFE INSURANCE                         $7,750,000
  COMPANY
1295 State Street
Springfield, Massachusetts  01111
Attention:  Securities Investment Division

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "American Homestar Corporation, 7.25% Senior Notes, Series A, due 2008, PPN 026651 A@ 8, principal, premium or interest") to:

         Citibank, N.A.
         111 Wall Street
         New York, New York  10043
         ABA #021000089

         for credit to: MassMutual Long Term Pool Account Number 4067-3488
         Re: Description of security, principal and interest split

with telephone advice of payment to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at (413) 744-3561.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments, to be addressed to Attention: Securities Custody and Collection Department, F 381.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1590850



                                   SCHEDULE A
                          (to Note purchase Agreement)

                                                         PRINCIPAL AMOUNT
                 NAME AND ADDRESS                        OF SERIES A NOTES
                   OF PURCHASER                           TO BE PURCHASED

MASSACHUSETTS MUTUAL LIFE INSURANCE                         $2,000,000
  COMPANY
1295 State Street
Springfield, Massachusetts  01111
Attention:  Securities Investment Division

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "American Homestar Corporation, 7.25% Senior Notes, Series A, due 2008, PPN 026651 A@ 8, principal, premium or interest") to:

         Chase Manhattan Bank, N.A
         4 Chase MetroTech Center
         New York, New York  10081
         ABA #021000021

         for credit to: MassMutual IFM Non-Traditional Account Number 910-2509073 Re: Description of security, principal and interest split with telephone advice of payment to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at (413) 744-3561.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments, to be addressed to Attention: Securities Custody and Collection Department, F 381.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1590850

                                                         PRINCIPAL AMOUNT
                 NAME AND ADDRESS                        OF SERIES A NOTES
                   OF PURCHASER                           TO BE PURCHASED

MASSACHUSETTS MUTUAL LIFE INSURANCE                         $1,500,000
  COMPANY
1295 State Street
Springfield, Massachusetts  01111
Attention:  Securities Investment Division

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "American Homestar Corporation, 7.25% Senior Notes, Series A, due 2008, PPN 026651 A@ 8, principal, premium or interest") to:

         Chase Manhattan Bank, N.A
         4 Chase MetroTech Center
         New York, New York  10081
         ABA #021000021

         for credit to: MassMutual Pension Management Account Number 910-2594018
         Re:  Description of security, principal and interest split with telephone advice of payment to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at (413) 744-3561.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments, to be addressed to Attention: Securities Custody and Collection Department, F 381.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1590850

                                                         PRINCIPAL AMOUNT
                 NAME AND ADDRESS                        OF SERIES A NOTES
                   OF PURCHASER                           TO BE PURCHASED

BAYSTATE HEALTH SYSTEM, INC.                                $500,000
c/o Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, Massachusetts  01111
Attention:  Securities Investment Division

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "American Homestar Corporation, 7.25% Senior Notes, Series A, due 2008, PPN 026651 A@ 8, principal, premium or interest") to:

         Boston Safe Deposit and Trust Company
         ABA No. 011001234
         DDA No. 048771
         Ref: Baystate Health Systems Intermediate Aggregate
         A/C #BPOF3001002


with telephone advice of payment to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at (413) 744-3561.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments, to be addressed to Attention: Securities Custody and Collection Department, F 381.

Name of Nominee in which Notes are to be issued: MAC & Co.

Taxpayer I.D. Number:  04-2105941

Securities should be delivered to:

         Mellon Securities Trust Company
         120 Broadway, 13th Floor
         New York, NY  10271
         Re:  Baystate Health Systems Intermediate Aggregate
         A/C #BPOF3001002

                                                         PRINCIPAL AMOUNT
                 NAME AND ADDRESS                        OF SERIES A NOTES
                   OF PURCHASER                           TO BE PURCHASED

CM LIFE INSURANCE COMPANY                                   $250,000
c/o Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, Massachusetts  01111
Attention:  Securities Investment Division

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "American Homestar Corporation, 7.25% Senior Notes, Series A, due 2008, PPN 026651 A@ 8, principal, premium or interest") to:

         Citibank, N.A.
         111 Wall Street
         New York, New York  10043
         (ABA #021000089)

         for credit to:  Segment 43 - Universal Life Account Number 4068-6561
         Re:  Description of security, principal and interest split with telephone advice of payment to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at (413) 744-3561.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments, to be addressed to Attention: Securities Custody and Collection Department, F 381.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  06-1041383

                                                         PRINCIPAL AMOUNT
                 NAME AND ADDRESS                        OF SERIES A NOTES
                   OF PURCHASER                           TO BE PURCHASED

KEMPER INVESTORS LIFE INSURANCE COMPANY                     $6,900,000
c/o Scudder Kemper Investments, Inc.
222 South Riverside Plaza
Chicago, Illinois  60606-5808
Attention:  Private Placements

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "American Homestar Corporation, 7.25% Senior Notes, Series A, due 2008, PPN 026651 A@ 8, principal, premium or interest") to:

         HARE & CO - Account No. 195279
                               at
         The Bank of New York
         ABA No.:  021000018
         BNF
         IOC 566
         Attention:  Security Income Collection

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  HARE & CO

Taxpayer I.D. Number:  36-3050975

                                                         PRINCIPAL AMOUNT
                 NAME AND ADDRESS                        OF SERIES A NOTES
                   OF PURCHASER                           TO BE PURCHASED

FEDERAL KEMPER LIFE ASSURANCE COMPANY                       $3,400,000
c/o Scudder Kemper Investments, Inc.
222 South Riverside Plaza
Chicago, Illinois  60606-5808
Attention:  Private Placements

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "American Homestar Corporation, 7.25% Senior Notes, Series A, due 2008, PPN 026651 A@ 8, principal, premium or interest") to:

         HARE & CO - Account No. 195269
                               at
         The Bank of New York
         ABA No.:  021000018
         BNF
         IOC 566
         Attention:  Security Income Collection

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  HARE & CO

Taxpayer I.D. Number:  04-6046830

                                                         PRINCIPAL AMOUNT
                 NAME AND ADDRESS                        OF SERIES A NOTES
                   OF PURCHASER                           TO BE PURCHASED

FIDELITY LIFE ASSOCIATION                                   $1,200,000
c/o Scudder Kemper Investments, Inc.
222 South Riverside Plaza
Chicago, Illinois  60606-5808
Attention:  Private Placements

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "American Homestar Corporation, 7.25% Senior Notes, Series A, due 2008, PPN 026651 A@ 8, principal, premium or interest") to:

         HARE & CO - Account No. 195271
                               at
         The Bank of New York
         ABA No.:  021000018
         BNF
         IOC 566
         Attention:  Security Income Collection

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  HARE & CO

Taxpayer I.D. Number:  36-1068685

                                                         PRINCIPAL AMOUNT
                 NAME AND ADDRESS                        OF SERIES A NOTES
                   OF PURCHASER                           TO BE PURCHASED

ZURICH LIFE INSURANCE COMPANY                               $500,000
  OF AMERICA
c/o Scudder Kemper Investments, Inc.
222 South Riverside Plaza
Chicago, Illinois  60606-5808
Attention:  Private Placements

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "American Homestar Corporation, 7.25% Senior Notes, Series A, due 2008, PPN 026651 A@ 8, principal, premium or interest") to:

         HARE & CO - Account No. 399609
                               at
         The Bank of New York
         ABA No.:  021000018
         BNF
         IOC 566
         Attention:  Security Income Collection

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  HARE & CO

Taxpayer I.D. Number: 36-6071398

                                                         PRINCIPAL AMOUNT
                 NAME AND ADDRESS                        OF SERIES A NOTES
                   OF PURCHASER                           TO BE PURCHASED

THE NORTHWESTERN MUTUAL LIFE                                $10,000,000
INSURANCE COMPANY
720 East Wisconsin Avenue
Milwaukee, Wisconsin  53202
Attention:  Securities Department
Telecopier Number:  (414) 299-7124

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "American Homestar Corporation, 7.25% Senior Notes, Series A, due 2008, PPN 026651 A@ 8, principal, premium or interest") to:

         Bankers Trust Company (ABA #0210-01033)
         16 Wall Street
         Insurance Unit, 4th Floor
         New York, New York  10005

         for credit to: The Northwestern Mutual Life Insurance Company Account Number 00-000-027

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment to be addressed, Attention: Investment Operations. Telecopy Number: (414) 299-5714.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  39-0509570

                                                         PRINCIPAL AMOUNT
                 NAME AND ADDRESS                        OF SERIES A NOTES
                   OF PURCHASER                           TO BE PURCHASED

RELIASTAR LIFE INSURANCE COMPANY                            $4,000,000
c/o ReliaStar Investment Research, Inc.
100 Washington Avenue South, Suite 800
Minneapolis, Minnesota  55401-2121
Attention: James Tobin
Phone:  (612) 342-3204
Fax:  (612) 372-5368

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "American Homestar Corporation, 7.25% Senior Notes, Series A, due 2008, PPN 026651 A@ 8, principal, premium or interest") to:

         US Bank N.A./Mpls
         601 2nd Avenue South
         Minneapolis, Minnesota
         ABA #091000022
         Account Name:  ReliaStar Life Insurance Company
         Account #110240014461
         Attention:  Securities Accounting
         Ref:  Issuer, Cusip, Coupon, Maturity and P&I Breakdown

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  41-0451140

Securities should be delivered to:

         ReliaStar Investment Research, Inc.
         100 Washington Avenue South, Suite 800
         Minneapolis, Minnesota  55401-2121
         Attention:  Bret Brunner

                                                         PRINCIPAL AMOUNT
                 NAME AND ADDRESS                        OF SERIES A NOTES
                   OF PURCHASER                           TO BE PURCHASED

NORTHERN LIFE INSURANCE COMPANY                             $2,000,000
c/o ReliaStar Investment Research, Inc.
100 Washington Avenue South, Suite 800
Minneapolis, Minnesota  55401-2121
Attention:  James Tobin
Phone:  (612) 342-3204
Fax:  (612) 372-5368

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "American Homestar Corporation, 7.25% Senior Notes, Series A, due 2008, PPN 026651 A@ 8, principal, premium or interest") to:

         US Bank N.A./Mpls.
         601 2nd Avenue South
         Account #160232376105
         Bank ABA #091000022
         Attention:  Securities Accounting
         Ref:  Issuer, Cusip, Coupon & Maturity

         for credit to:  Northern Life Insurance Company

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  41-1295933

Securities should be delivered to:

         ReliaStar Investment Research, Inc.
         100 Washington Avenue South, Suite 800
         Minneapolis, Minnesota  55401-2121
         Attention:  Bret Brunner

                                                         PRINCIPAL AMOUNT
                 NAME AND ADDRESS                        OF SERIES A NOTES
                   OF PURCHASER                           TO BE PURCHASED

SECURITY CONNECTICUT LIFE INSURANCE COMPANY                 $2,000,000
c/o ReliaStar Investment Research, Inc.
100 Washington Avenue South, Suite 800
Minneapolis, Minnesota  55401-2121
Attention:  James Tobin
Phone:  (612) 342-3204
Fax:  (612) 372-5368

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "American Homestar Corporation, 7.25% Senior Notes, Series A, due 2008, PPN 026651 A@ 8, principal, premium or interest") to:

         Chase Manhattan Bank
         New York, New York
         ABA #021-000-021
         Beneficiary Account #544755102
         Reference:  Sigler & Co.
         Tax I.D. #13-3641527
         F/C #G54426
         Ref:  Cusip, Security Description and P&I Breakdown

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  SIGLER & CO.

Taxpayer I.D. Number:  35-1468921

Securities should be delivered to:

         ReliaStar Investment Research, Inc.
         100 Washington Avenue South, Suite 800
         Minneapolis, Minnesota  55401-2121
         Attention:  Bret Brunner

                                                         PRINCIPAL AMOUNT
                 NAME AND ADDRESS                        OF SERIES A NOTES
                   OF PURCHASER                           TO BE PURCHASED

PROVIDENT MUTUAL LIFE INSURANCE COMPANY                     $3,000,000
P.O. Box 1717
Valley Forge, Pennsylvania  19482-1717
Attention:  Securities Investment Department
Telefacsimile:  (610) 407-1322

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "American Homestar Corporation, 7.25% Senior Notes, Series A, due 2008, PPN 026651 A@ 8, principal, premium or interest") to:

         PNC Bank
         (ABA #031-000-053)
         Broad and Chestnut Streets
         Philadelphia, Pennsylvania  19101

         for credit to:  Provident Mutual Life Insurance Company
         Account Number 85-4084-2176

Notices

All notices and communications requiring overnight express delivery service should be addressed to:

         1205 Westlakes Drive
         Berwyn, PA  19312-2405
         Attention:  Treasurer

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  23-0990450

                                                         PRINCIPAL AMOUNT
                 NAME AND ADDRESS                        OF SERIES A NOTES
                   OF PURCHASER                           TO BE PURCHASED

AMERICAN BANKERS INSURANCE COMPANY                          $1,000,000
 OF FLORIDA
11222 Quail Roost Drive
4th Floor
Miami, FL  33157
Attention:  Gus Rodriguez/Robert Kisiel

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "American Homestar Corporation, 7.25% Senior Notes, Series A, due 2008, PPN 026651 A@ 8, principal, premium or interest") to:

         Chase Manhattan Bank
         //FW 021000021
         New York

         For credit to:  /001-1-153277
         Royal Trust
         Toronto, Canada

         For further credit to: American Bankers Insurance Company of Florida - US Vested Account #105598-004
         Royal Trust Custody Services

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: BRANT INVESTMENTS

Securities should be delivered to:

         Royal Trust
         Royal Trust Tower
         77 King Street West, 11th Floor
         P.O. Box 7500 Station A
         Toronto, Ontario, Canada M5W 1P9
         Attention:  Jeff Vereecken
         Telephone No. 416-955-7588

                                                         PRINCIPAL AMOUNT
                 NAME AND ADDRESS                        OF SERIES B NOTES
                   OF PURCHASER                           TO BE PURCHASED

ALLSTATE INSURANCE COMPANY                                  $5,000,000
3075 Sanders Road, STE G3A
Northbrook, Illinois  60062-7127
Attention:  Private Placements Department
Telephone Number:  (847) 402-4394
Telecopier Number:  (847) 402-3092

Payments

All payments on or in respect of the Notes to be made by Fedwire transfer of immediately available funds (identifying each payment with name of the Issuer, the Private Placement Number preceded by "DPP" and the payment as principal, interest or premium) in the exact format as follows:

         BBK =        Harris Trust and Savings Bank
                      ABA #071000288
         BNF =        Allstate Insurance Company
                      Collection Account #168-114-7
         ORG =        (Enter Issuer Name)
                      OBI  =        DPP - 026651 A# 6
                      Payment Due Date (MM/DD/YY) --
                      P    ______ (Enter "P" and the amount of principal being
                           remitted, for example, P5000000.00) --
                      I    ______ (Enter "I" and the amount of interest being
                           remitted, for example, I225000.00)

Notices

All notices of scheduled payments and written confirmation of each such wire transfer, to be sent to:

         Allstate Insurance Company
         Investment Operations--Private Placements
         3075 Sanders Road, STE G4A
         Northbrook, Illinois  60062-7127
         Telephone:  (847) 402-2769
         Telecopy:  (847) 326-5040

All financial reports, compliance certificates and all other written communications, including notice of prepayments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  36-0719665

Securities should be delivered to:

         Citibank, Federal Savings Bank
         US Custody & Employee Benefit Trust
         500 West Madison Street
         Floor 6, Zone 4
         Chicago, Illinois  60661-2591
         Attention:  Ellen Lorden
         For Allstate Insurance Company/Safekeeping Account No. 846626

                                   SCHEDULE B


                                  DEFINED TERMS

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

         "Asset Disposition" means any Transfer except:

                   (a)    any

                          (i) Transfer from a Restricted Subsidiary to the
                  Company or a Wholly-Owned Restricted Subsidiary;

                          (ii) Transfer from the Company to a Wholly-Owned
                  Restricted Subsidiary; and

                          (iii) Transfer from the Company to a Restricted
                  Subsidiary (other than a Wholly-Owned Restricted Subsidiary) or from a Restricted Subsidiary to another Restricted Subsidiary, which in either case is for Fair Market Value,

         so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists;

                   (b) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or
         (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of its Restricted Subsidiaries or that is obsolete;

                   (c) any Transfer of receivables of the Company or any Restricted Subsidiary, whether with or without recourse to the Company or such Restricted Subsidiary, provided that such Transfer is in the ordinary course of business, is an arm's-length transaction, is


                                   SCHEDULE B
                          (to Note Purchase Agreement)
         not accounted for under GAAP as a secured loan and, in the good faith opinion of a Senior Financial Officer, is for fair value and is in the best interests of the Company and the Restricted Subsidiaries, taken as a whole, and provided further, that recourse to the Company or such Restricted Subsidiary in connection with any such Transfer shall be limited to (A) liabilities arising from the breach of warranties made by the Company or such Restricted Subsidiary in connection with any such Transfer and (B) an amount, with respect to any such Transfer and in addition to clause (A) above, not in excess of 20% of the proceeds of the disposition of the receivables so transferred in such Transfer; and

                   (d) any Transfer of the Pendleton Plant, if, but only if, such Transfer is for fair value (as determined in good faith by the Board of Directors of the Company) and all of the Net Proceeds Amount in respect thereof is applied to a Property Reinvestment Application within 365 days after the consummation of such Transfer.

                  "Business Day" means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Dallas, Texas or New York, New York are required or authorized to be closed.

         "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "Capital Lease Obligation" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

         "Cash in Transit" shall mean any asset on the Company's or a Restricted Subsidiary's balance sheet representing money due for the sale of (i) Manufactured Homes, (ii) any motor homes, travel trailers, camper units or recreational vehicles taken in trade-ins only and (iii) any furnishings, furniture and accessories used therewith or attached or connected thereto for which a financing commitment has been obtained (which commitment provides for a closing and funding not more than 60 days after the date of such commitment) and a down payment has been received by the Company or such Restricted Subsidiary from the purchaser thereof.

         "Closing" is defined in Section 3,

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "Company" means American Homestar Corporation, a Texas corporation.

         "Competitor" means

                   (a) each Person which is (i) engaged in the business of the Company described in Section 9.6 and (ii) identified as a "Competitor" on Schedule B-C and the successors and assigns thereof;

                   (b) each Person which is (i) engaged in the business of the Company described in Section 9.6 and (ii) identified by the Company as a "Competitor" in a certification delivered to the holders of the Notes from time to time, which Person so identified is consented to by the Required Holders (which consent shall not be unreasonably withheld);

                   (c) any Person identified as such to the holders by written certificate of the Company who legally or beneficially owning, directly or indirectly, more than 25% of the issued and outstanding Voting Shares of any Person which would qualify as a "Competitor" under clause
         (a) or clause (b) of this definition; and

                   (d) any Person identified as such to the holders by written certificate of the Company more than 25% of the issued and outstanding Voting Shares of which is legally or beneficially owned by any Person which would qualify as a "Competitor" under clause (a) or clause (b) of this definition, provided that

                           (i) none of the Purchasers or their affiliates, and

                           (ii) no Person that is primarily a bank, trust
                  company, savings and loan association or other financial institution, a pension plan (other than a pension plan for a Competitor), an investment company, an insurance company, a broker or dealer, or any other similar financial institution or entity (regardless of legal form), shall be considered or deemed to be a "Competitor."

         "Confidential Information" is defined in Section 20.

         "Consolidated Assets" means, at any time, the total assets of the Company and its Restricted Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries.

         "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Company and its Restricted Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP, provided that there shall be excluded:

                   (a) the income (or loss) of any Person accrued prior to the date it became a Restricted Subsidiary or is merged into or consolidated with the Company (or a Restricted Subsidiary, and the income (or loss) of any Person, substantially all of the assets of which have been acquired in any manner, realized by such other Person prior to the date of acquisition,

                   (b) the income (or loss) of any Person (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Company or such Restricted Subsidiary in the form of cash dividends or similar cash contributions,

                   (c) without limiting the provisions of Section 10.10, the undistributed earnings of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary,

                   (d) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period,

                   (e) any aggregate net gain (or any aggregate net loss) during such period arising from the sale, conversion, exchange or other disposition of capital assets (such term to include, without limitation, (i) all non-current assets and, without duplication, (ii) the following, whether or not current: all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all Securities),

                   (f) any gains from any write-up of any assets (or any loss resulting from any write-down of any assets),

                   (g) any gain arising from the acquisition of any Security, or the extinguishment, under GAAP, of any Debt, of the Company or any Restricted Subsidiary,

                   (h) any net income or gain (or any net loss) during such period from (i) any change in accounting principles in accordance with GAAP, (ii) any prior period adjustment resulting from any change in accounting principles in accordance with GAAP, (iii) any extraordinary non-recurring items, or (iv) any discontinued operations or the disposition thereof,

                   (i) any deferred credit representing the excess of equity in any Restricted Subsidiary at the date of acquisition over the cost of the investment in such Restricted Subsidiary,

                   (j) in the case of a successor to the Company by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets, and

                   (k) any portion of such net income that cannot be freely converted into United States Dollars.

         "Consolidated Net Worth" means, at any time,

                   (a) the total assets of the Company and its Restricted Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time prepared in accordance with GAAP, minus

                   (b) the total liabilities of the Company and its Restricted Subsidiaries which would be shown as liabilities on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time prepared in accordance with GAAP, including all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries.

         "Control" is defined in the definition of "Affiliate."

         "Debt" means, with respect to any Person, without duplication,

                   (a)     its liabilities for borrowed money;

                   (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                   (c)     its Capital Lease Obligations;

                   (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                   (e) such Person's obligations in respect of any Mandatorily Redeemable Preferred Stock, in each case taken at the greatest of (i) its voluntary liquidation or redemption price, (ii) its involuntary liquidation or redemption price and (iii) its stated par value, as determined at such time; and

                   (f) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

         Debt of any Person

                            (i) shall include all obligations of such Person of
                  the character described in clauses (a) through (f) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP and

                           (ii) with respect to the Company and the Restricted
                  Subsidiaries, shall exclude (1) any subordinated debt (as described in the definition of Trust Preferred Securities) issued by the Company or any Restricted Subsidiary to any Preferred Trust that shall have issued and have outstanding Trust Preferred Securities, (2) any Guaranties (subject to subordination provisions at least as favorable to the holders as the subordination provisions referred to in the definition of Trust Preferred Securities) issued by the Company or any Restricted Subsidiary of any payments in respect of such Trust Preferred Securities and (3) any Trust Preferred Securities issued by any Preferred Trust.

With respect to any sale of receivables by the Company or any Restricted Subsidiary described under clause (c) of the definition of "Asset Disposition" (a "Securitization Sale"), if the Company or such Restricted Subsidiary is obligated, pursuant to the terms of such Securitization Sale, to repurchase receivables so sold because of their uncollectibility or, by virtue of such uncollectibility, to forego (by adjustment to the purchase price, a loss of a reserve or otherwise) a portion of the sales proceeds in respect of such uncollectible receivables and, in either case, the aggregate amount of such repurchases or the losses of such sales proceeds would exceed the aggregate amount of uncollectible receivables that such Senior Financial Officer in good faith would reasonably estimate by using two times the historical receivable uncollectibility loss rate of the Company or such Restricted Subsidiary (after giving full effect to recoveries of all collateral with respect to such uncollectible receivables), then such excess amount with respect to such Securitization Sale shall be deemed Debt, with such Debt being ratably decreased as the receivables subject to such Securitization Sale are paid down or repurchased. Each of the foregoing calculations shall be made by a Senior Financial Officer and shall be included in each of the certificates required to be delivered under Section 7.2 to the extent not previously included in such a certificate.

         "Debt Offered Prepayment Application" means, with respect to any Asset Disposition, the offering, in writing, by the Company of cash in an amount not exceeding the Net Proceeds Amount with respect to such Asset Disposition to pay any Senior Debt (other than Senior Debt owing to any Affiliate and other than Senior Debt in respect of any revolving credit or similar credit facility providing the Company or any Restricted Subsidiary with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Senior Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Senior Debt) and any interest and premium in respect thereof, provided that in connection with any such Asset Disposition and payment of Senior Debt, the Company shall have offered to prepay the Ratable Portion in respect of each outstanding Note in accordance with Section 8.4 and shall have prepaid each holder of each such Note that shall have accepted such offer of prepayment in accordance with said
Section in a principal amount which, when added to any accrued and unpaid interest thereon and the Modified Make-Whole Amount, equals the Ratable Portion for such Note. As used in this definition, "Ratable Portion" for any Note means an amount equal to the product of (x) the Net Proceeds Amount being so applied to the payment of Senior Debt multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of all Senior Debt of the Company with respect to which such offer of prepayment is made. For purposes of Section 10.3, a Net Proceeds Amount shall be deemed applied to a Debt Offered Prepayment Application upon the extension of the offer in respect of such Debt Offered Prepayment Application, provided that if the actual prepayments in respect thereof, if any, are not made in accordance with the requirements of such offer or, in any case, are not made within 365 days after the applicable Asset Disposition, such application of such Net Proceeds Amount will be deemed not to have been made.

         "Default" means an event or condition the occurrence or existence of which would with the lapse of time or the giving of notice or both, become an Event of Default.

         "Default Rate" means the rate of interest that is greater of (i) 2.0% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2.0% over the rate of interest publicly announced by Citibank, N.A. in New York, New York, or any successor thereof, as its "base" or "prime" rate.

         "Distribution" means, in respect of any corporation, association or other business entity:

                   (a) dividends or other distributions or payments on capital stock or other equity interest of such corporation, association or other business entity (except distributions in such stock or other equity interest); and

                   (b) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other equity interests) unless made, contemporaneously, from the net proceeds of a sale of such stock or other equity interests.

         "Earnings Before Interest, Taxes and Rent" means with respect to any period, Consolidated Net Income of the Company and its Restricted Subsidiaries for such period plus all amounts deducted in the computation thereof on account of (a) Interest Charges for such period, (b) Lease Rentals for such period and
(c) taxes imposed on or measured by income or excess profits of the Company and its Restricted Subsidiaries for such period.

         "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

         "Event of Default" is defined in Section 11.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

         "Floor Plan Financing" means, as required by the context hereof, (a) with respect to the Company and any Restricted Subsidiary, without duplication, all working capital Debt of the Company and such Restricted Subsidiary incurred to finance the acquisition, holding and making available for sale by the Company or such Restricted Subsidiary of (i) Manufactured Homes inventory, (ii) motor homes, travel trailers, camper units, recreational vehicles taken in trade-ins only and (iii) any furnishings, furniture and accessories used therewith or attached or connected thereto which, in each case, are owned by the Company or such Restricted Subsidiary, which Debt is required to be reduced substantially concurrently with the sales of such inventory out of the proceeds of such sales, and (b) with respect to any Person other than the Company and any Restricted Subsidiary, working capital Debt of such Person incurred to finance the acquisition, holding and making available for sale of manufactured homes inventory by such Person, which Debt is required to be reduced substantially concurrently with the sales of such inventory out of the proceeds of such sales.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "Governmental Authority" means

                   (a)     the government of

                           (i) the United States of America or any State or
                  other political subdivision thereof, or

                           (ii) any jurisdiction in which the Company or any
                  Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

                   (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                   (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

                   (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

                   (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

                   (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

         In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be directed obligations of such obligor.

         "Hazardous Material" means any and all pollutants, toxins or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

         "holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.1.

         "Indebtedness" with respect to any Person means, at any time, without duplication,

                   (a) its liabilities for borrowed money and its redemption obligations in respect of Mandatorily Redeemable Preferred Stock;

                   (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                   (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

                   (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                   (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

                   (f)     Swaps of such Person; and

                   (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

                  Indebtedness of any Person

                           (i) shall include all obligations of such Person of
                  the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP and

                           (ii) with respect to the Company and the Restricted
                  Subsidiaries, shall exclude (1) any subordinated debt (as described in the definition of Trust Preferred Securities) issued by the Company or any Restricted Subsidiary to any Preferred Trust that shall have issued and have outstanding Trust Preferred Securities, (2) any Guaranties (subject to subordination provisions at least as favorable to the holders as the subordination provisions referred to in the definition of Trust Preferred Securities) issued by the Company or any Restricted Subsidiary of any payments in respect of such Trust Preferred Securities and (3) any Trust Preferred Securities issued by any Preferred Trust.

         "Institutional Investor" means (a) any original purchaser of a Note,
(b) any holder of a Note (other than a Competitor) holding more than 10% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

         "Interest Charges" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP): (a) all interest in respect of Debt of the Company and its Restricted Subsidiaries (including imputed interest on Capital Lease Obligations) deducted in determining Consolidated Net Income for such period,
(b) all dividends paid during such period with respect to any Trust Preferred Securities and (c) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

         "Investment" means any investment, made in cash or by delivery of property, by the Company or any of its Restricted Subsidiaries (i) in any Person, whether by acquisition of stock, indebtedness or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise, or
(ii) in any property.

         "Lease Rentals" means, with respect to any period, the sum of the rental and other obligations required to be paid during such period by the Company or any Restricted Subsidiary as lessee under all leases of real or personal property (other than Capital Leases), excluding any amount required to be paid by the lessee (whether or not therein designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges.

         "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including, in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

         "Make-Whole Amount" is defined in Section 8.6.

         "Mandatorily Redeemable Preferred Stock" means, with respect to any Person, such Person's Preferred Stock to the extent that it is required to be redeemed, purchased or otherwise retired or extinguished, or convertible into Debt of such Person. For the avoidance of doubt, (a) Preferred Trust Securities shall not be, or be deemed to be, "Mandatorily Redeemable Preferred Stock" for purposes of this Agreement and (b) Preferred Stock that is redeemable at the option of the Company with common stock of the Company shall not be, or be deemed to be, "Mandatorily Redeemable Preferred Stock" for purposes of this Agreement.

         "Manufactured Homes" means any mobile, modular and manufactured homes.

         "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Restricted Subsidiaries taken as a whole.

         "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or
(c) the validity or enforceability of this Agreement or the Notes.

         "Memorandum" is defined in Section 5.3.

         "Modified Make-Whole Amount" has the meaning ascribed to the term "Make-Whole Amount" provided that the reference to ".50%" in Reinvestment Yield used in the calculation of "Make-Whole Amount" shall be deemed to refer to "0.75%". For the avoidance of doubt, the Company and you agree that the determination of Modified Make-Whole Amount in respect of each Series of Notes will result in different Modified Make-Whole Amounts in respect of the Notes for each such Series.

         "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

         "Net Proceeds Amount" means, with respect to any Transfer of any property by the Company or any Restricted Subsidiary, an amount equal to the difference of

                   (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer as determined by a Senior Financial Officer in good faith) paid by the transferee in respect of such Transfer, minus

                   (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by the transferor in connection with such Transfer and all indebtedness secured by such property and required by its terms to be paid in connection with the consummation of such Transfer.

         "Net Working Capital" means Total Current Assets minus Total Current Liabilities, as determined in accordance with GAAP.

         "Notes" is defined in Section 1.

         "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

         "Other Agreements" is defined in Section 2.

         "Other Purchasers" is defined in Section 2.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "Pendleton Plant" means that certain plant of the Company located at Pendleton, Oregon which is capable of manufacturing Manufactured Homes and, as of the date of this Agreement, is inactive except for routine maintenance and security.

         "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

         "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

         "Preferred Trust" is defined in the definition of "Trust Preferred Securities."

         "Priority Debt" means (i) all Debt of the Restricted Subsidiaries not owing to the Company or another Restricted Subsidiary and (but without duplication) (ii) all Debt of the Company and its Restricted Subsidiaries secured by Liens permitted under Section 10.9 (excluding, in any case, Debt under Sections 10.9(f), 10.9(g), 10.9(i) and 10.9(j)).

         "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

         "Property Reinvestment Application" means, with respect to any Asset Disposition, the application of an amount not exceeding the Net Proceeds Amount with respect to such Asset Disposition to the acquisition by the Company or a Restricted Subsidiary of (a) property of a similar utility as to the property subject to such Asset Disposition or property otherwise related to the business of the Company and the Restricted Subsidiaries, taken as a whole (as determined by the Board of Directors of the Company in good faith), or (b) a business reasonably related to the business of the Company and the Restricted Subsidiaries, taken as a whole (as determined by the Board of Directors of the Company in good faith), and, in either case, of at least an equivalent net book value as the property that was the subject of such Asset Disposition (as determined by the Board of Directors of the Company in good faith).

         "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

         "Qualified Warehouse Loans" means loans extended to any Restricted Subsidiary or 21st Century (so long as it is an Unrestricted Subsidiary substantially in the same lines of business as at the date hereof) by any Person, which loans are primarily secured by receivables generated or acquired from the sale of Manufactured Homes by such Restricted Subsidiary or 21st Century in the ordinary course of business.

         "Required Holders" means, at any time, the holders of at least 66-2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

         "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

         "Restricted Investments" means all Investments except the following:

         (a) property to be used in the ordinary course of business of the Company and its Restricted Subsidiaries;

         (b) current assets arising from the sale of goods and services in the ordinary course of business of the Company and its Restricted Subsidiaries;

         (c) Investments in one or more Restricted Subsidiaries or any Person that concurrently with such Investment becomes a Restricted Subsidiary;

         (d) Investments in United States Governmental Securities, provided that such obligations mature within 365 days from the date of acquisition thereof;

         (e) Investments in certificates of deposit or banker's acceptances issued by an Acceptable Bank, provided that such obligations mature within 365 days from the date of acquisition thereof;

         (f) Investments in commercial paper given the highest rating by a credit rating agency of recognized national standing and maturing not more than 270 days from the date of creation thereof;

         (g)    Investments in Repurchase Agreements;

         (h) (i) loans made by the Company or any Restricted Subsidiary to any Unrestricted Subsidiary of the Company or any Restricted Subsidiary in connection with the extension of Floor Plan Financing to such Unrestricted Subsidiary or (ii) participations purchased by the Company or any Restricted Subsidiary in loans made by any Person (other than the Company or a Restricted Subsidiary) which, at the time of purchase, has outstanding unsecured long-term debt rated at least investment grade by a nationally known rating agency to any Unrestricted Subsidiary of the Company or any Restricted Subsidiary in connection with the extension of Floor Plan Financing to such Unrestricted Subsidiary;

         (i) Qualified Warehouse Loans made by the Company or any Restricted Subsidiary in the ordinary course of business or participations purchased in Qualified Warehouse Loans and participations therein by the Company or any Restricted Subsidiary in the ordinary course of business; provided, that each such Qualified Warehouse Loan is secured by collateral including at least the assets financed and is on a pari passu basis with any other warehouse lenders and participants; and

         (j) Investments in 21st Century, provided that (i) with respect to any such Investment made after the date of Closing, the aggregate amount of such Investment and all other Investments in 21st Century made after the date of Closing (valued as set forth below) shall not, at the time of the making of such Investment, exceed 10% of Consolidated Net Worth, determined at such time, and
(ii) the proceeds of such Investments are used by 21st Century to assist it in the securitization of receivables generated from the sale of Manufactured Homes by the Company, any Restricted Subsidiary or any franchisee of the Company or any Restricted Subsidiary.

         As of any date of determination, each Restricted Investment shall be valued at the greater of

                            (x) the amount at which such Restricted Investment
                  is shown on the books of the Company or any of its Restricted Subsidiaries (or zero if such Restricted Investment is not shown on any such books); and

                            (y)     either

                                    (i) in the case of any Guaranty of the
                           obligation of any Person, the amount which the Company or any of its Restricted Subsidiaries has paid on account of such obligation less any recoupment by the Company or such Subsidiary of any such payments, or

                                    (ii) in the case of any other Restricted
                           Investment, the excess of (x) the greater of (A) the amount originally entered on the books of the Company or any of its Restricted Subsidiaries with respect thereto and (B) the cost thereof to the Company or its Restricted Subsidiary over (y) any return of capital (after income taxes applicable hereto) upon such Restricted Investment through the sale or other liquidation thereof or part thereof or otherwise.

                  As used in this definition of "Restricted Investments":

                                    "Acceptable Bank" means any bank or trust
                  company (i) which is organized under the laws of the United States of America or any State thereat (ii) which has capital surplus and undivided profits at least $250,000,000, and (iii) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank or trust company) shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing.

                                    "Acceptable Broker-Dealer" means any Person
                  other than natural person (i) which is registered as a broker or dealer pursuant to the Exchange Act and (ii) whose long-term unsecured debt obligation shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's by an equivalent rating by any other credit rating agency of recognized national standing.

                                    "Moody's" means Moody's Investors Service,
                          Inc.

                                    "Repurchase Agreement" means any written
                          agreement

                                              (a) that provides for (i) the
                                    transfer of one or more United States
                                    Governmental Securities in an aggregate
                                    principal amount at least equal to the
                                    amount of the Transfer Price (defined below) to the Company or any of its Subsidiaries from an Acceptable Bank or an Acceptable Broker-Dealer against a transfer of funds (the "Transfer Price") by the Company or such

                                    Subsidiary to such Acceptable Bank or
                                    Acceptable Broker-Dealer, and (ii) a
                                    simultaneous agreement by the Company or such Subsidiary, in connection with such transfer of funds, to transfer to such Acceptable Bank or Acceptable Broker-Dealer the same or substantially similar United States Governmental Securities for a price not less than the Transfer Price plus a reasonable return thereon at a date certain not later than 365 days after such transfer of funds,

                                              (b) in respect of which the
                                    Company or such Subsidiary shall have the right, whether by contract or pursuant to applicable law, to liquidate such agreement upon the occurrence of any default thereunder, and

                                              (c) in connection with which the
                                    Company or such Subsidiary, or an agent
                                    thereat shall have taken all action required by applicable law or regulations to perfect a Lien in such United States Governmental Securities.

                                    "S & P" means Standard & Poor's Rating
                  Group, a division of McGraw Hill, Inc.

                                    "United States Governmental Security" means
                  any direct obligation of, or obligation guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

         "Restricted Payment" means

         (a) any Distribution in respect of the Company or any Restricted Subsidiary of the Company (other than on account of capital stock or other equity interests of a Restricted Subsidiary of the Company owned legally and beneficially by the Company or another Restricted Subsidiary of the Company), including, without limitation, any Distribution resulting in the acquisition by the Company of Securities which would constitute treasury stock, provided that any dividend payable or paid in respect of any Trust Preferred Securities shall be excluded from this clause (a) and the definition of "Restricted Payment" and

         (b) any payment, repayment, redemption, retirement, repurchase or other acquisition, direct or indirect, by the Company or any Restricted Subsidiary of, on account of, or in respect of, the principal of any subordinated debt (or any installment thereof) prior to the regularly scheduled maturity date thereof (as in effect on the date such subordinated debt was originally incurred).

         For purposes of this Agreement, the amount of any Restricted Payment made in property shall be the greater of (x) the Fair Market Value of such property (as determined in good faith by the board of directors (or equivalent governing body) of the Person making such Restricted Payment) and (y) the net book value thereof on the books of such Person, in each case determined as of the date on which such Restricted Payment is made. "Restricted Payments" shall not count any payment, repayment, redemption, retirement, repurchase or other acquisition made or effected by the Company or any Restricted Subsidiary in respect of any subordinated debt held by a Preferred Trust if the proceeds thereof are used by such Preferred Trust to make a payment, repayment, redemption, retirement, repurchase or other acquisition of any of its outstanding Trust Preferred Securities and such payment, repayment, redemption, retirement, repurchase or other acquisition is included within the defined term Distribution for purposes of this definition. For the avoidance of doubt, the receipt by any holder of such subordinated debt of capital stock of the Company in exchange for such subordinated debt or by virtue of the conversion of such subordinated debt into such capital stock and/or any exchange of such capital stock for any Trust Preferred Securities shall not be construed as being prohibited or otherwise restricted by this definition.

         "Restricted Subsidiary" means any Subsidiary so designated on Schedule
5.4 and any other Subsidiary (i) which is organized under the laws of the United States or any State thereof; (ii) which conducts substantially all of its business and has substantially all of its assets within the United States; and
(iii) of which more than 80% (by number of votes) of the Voting Stock is beneficially owned, directly or indirectly, by the Company.
Anything contained in this definition to the contrary notwithstanding,

         (a) a Preferred Trust shall be, and for purposes of this Agreement be deemed to be, a Restricted Subsidiary,

         (b) 21st Century shall be, and for purposes of this Agreement be deemed to be, an Unrestricted Subsidiary and

         (c) any Subsidiary acquired by the Company or by any Restricted Subsidiary, in each case, after the date of Closing may (i) at the Company's election and notwithstanding that such Subsidiary would otherwise satisfy the requirements of this definition, be permanently designated by the Company as an Unrestricted Subsidiary and shall, if so designated, be treated hereunder for all purposes from and after such acquisition as an Unrestricted Subsidiary; any such designation shall be effected by the Company's sending to each holder of Notes a written notice of such designation no later than 30 Business Days after the acquisition of such Subsidiary or (ii) at the Company's election and notwithstanding that such Subsidiary would not otherwise satisfy the requirements of this definition, be permanently designated by the Company as a Restricted Subsidiary and shall, if so designated, be treated hereunder for all purposes from and after such acquisition as a Restricted Subsidiary; any such designation shall be effected by the Company's sending to each holder of Notes a written notice of such designation no later than 30 Business Days after the acquisition of such Subsidiary.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Security" has the meaning set forth in Section 2(1) of the Securities Act.

         "Senior Debt" means any unsecured Debt of any one or more of the Company or any Restricted Subsidiary that is not in any manner subordinated in right of payment to the Notes or to any other Debt of such Person.

         "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

         "Significant Subsidiary" means Oak Creek Housing Corporation, American Homestar Financial Services, Inc. and Nationwide Housing Corporation.

         "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company. Notwithstanding anything to the contrary contained herein, "Subsidiary" shall not include a special purpose entity (a) that is formed for the sole purpose of acquiring receivables from the Company or any Restricted Subsidiary, (b) that meets the requirements of GAAP with respect to special purpose entities and the off-balance sheet treatment of the transfer of financial assets thereto, (c) that is not required by GAAP to be consolidated with the Company and its Subsidiaries, (d) with respect to which the Transfer of such receivables is treated under GAAP as a sale of the same and (e) with respect to which the Transfer of such receivables qualifies as a so-called "true sale" under applicable law and such qualification is confirmed by the delivery to the Company of a customary "true sale" opinion issued by a nationally recognized securitization law firm.

         "Subsidiary Stock" means, with respect to a Person, the stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Subsidiary of such Person.

         "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "Total Capitalization" means as of the date of any determination thereof, the sum of (a) Total Debt plus (b) Consolidated Net Worth, determined on a consolidated basis in accordance with GAAP.

         "Total Current Assets" means, at any time, the total assets of the Company and its Restricted Subsidiaries which would be shown as current assets on a consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with GAAP at such time.

         "Total Current Liabilities" means, at any time, the total liabilities of the Company and its Restricted Subsidiaries which would be shown as current liabilities on a consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with GAAP at such time.

         "Total Debt" means, as of the date of any determination thereof, the sum of (i) Total Senior Debt plus (ii) Total Subordinated Debt.

         "Total Interest and Rent Expense" means, with respect to any period, the sum of (a) Interest Charges for such period and (b) Lease Rentals for such period.

         "Total Senior Debt" means, as of the date of any determination thereof,
(i) all Debt of the Company and its Restricted Subsidiaries other than Total Subordinated Debt and other than Debt owing to the Company or any Restricted Subsidiary minus (ii) Cash in Transit from financial institutions.

         "Total Subordinated Debt" means and includes all unsecured Debt of the Company (other than Debt owing to a Restricted Subsidiary) which (i) has a remaining average life (determined in accordance with the procedures set forth in Section 8.6) which is longer than the Remaining Average Life (as defined in
Section 8.6) of the Notes, and (ii) is subject to subordination provisions acceptable to the holders of the Notes.

         "Transfer" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock.

         "Trust Preferred Securities" means preferred securities (whether convertible or nonconvertible into common stock or other stock of the Company) issued by a trust or other similar special purpose entity (a "Preferred Trust") that is Controlled by the Company, the proceeds of which preferred securities are used to finance the acquisition by such trust or other similar entity of subordinated debt obligations (including any Guaranty thereof) of the Company (as described below) and which trust or other similar entity is consolidated for financial statement purposes under GAAP with the Company, provided that, with respect to any Preferred Trust, the preferred securities in respect thereof shall not be subject to any scheduled redemption or purchasing by such trustee or other similar entity, the Company or any Restricted Subsidiary prior to the maturity date of the Notes. It is the intention of the parties hereto that Trust Preferred Securities be counted as part of Consolidated Net Worth, as defined in this Schedule B. The aforesaid subordinated debt (or any related Guaranty) shall be subject to terms and conditions that shall be at least as favorable to the holders of the Notes (being a part of a class of senior indebtedness) as the following terms and conditions: (i) such subordinated debt shall not provide for any scheduled payments of principal prior to the maturity date of the Notes, (ii) such subordinated debt shall prohibit any payment thereon if the maturity of the Notes shall have been accelerated unless all amounts payable hereunder and under the Notes shall have been paid in full or provision shall have been made in cash or cash equivalents for such payment, (iii) such subordinated debt shall prohibit any payment thereon if any payment default shall exist under the Notes or hereunder unless such payment default shall have been cured, (iv) such subordinated debt shall prohibit any payment thereon if an Event of Default of the type described in
Section 11(g) or (h) shall exist with respect to the Company unless all amounts payable hereunder and under the Notes shall have been paid in full or provision shall have been made in cash or cash equivalents for such payment, (v) such subordinated debt shall prohibit any payment thereon if the maturity of such subordinated debt shall have been accelerated unless all amounts payable hereunder and under the Notes shall have been paid in full or provision shall have been made in cash or cash equivalents for such payment, and (vi) subject to clause (i) through (v) above, such subordinated debt shall permit the Company, at its election, to defer any payment in respect thereof for a period of at least 1 year. For the avoidance of doubt, the receipt by any holder of such subordinated debt of capital stock of the Company in exchange for such subordinated debt or by virtue of the conversion of such subordinated debt into such capital stock shall not be construed as being prohibited or otherwise restricted by this definition.

         "21st Century" means 21st Century Mortgage Company, a Delaware corporation.

         "Unrestricted Subsidiary" means any Subsidiary other than a Restricted Subsidiary.

         "Voting Stock" shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         "Wholly-Owned Restricted Subsidiary" means, at any time, any Restricted Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

                                MAJOR COMPETITORS


Cavalier Homes, Inc.
Champion Enterprises, Inc.
Clayton Homes, Inc.
Fleetwood Enterprises
Oakwood Homes Corporation
Skyline Corporation
Southern Energy Homes










                                  SCHEDULE B-C
                          (to Note Purchase Agreement)

                         CHANGES IN CORPORATE STRUCTURE


         The corporate structure, as of May 31, 1998, is as set forth on the Corporate Organization Chart provided in the Memorandum. Changes since May 31, 1998 are as follows:

         Effective July 1, 1998, the Company acquired First Value Homes, Inc. ("First Value"), a retailer based in Gastonia, North Carolina, which specializes in selling modular homes through its two environmentally displayed modular home superstore locations.

         Effective September 1, 1998, the Company acquired substantially all of the assets of DWP Management, Inc. and the stock of its related companies, Value Homes Inc., Value Homes of Washington, Premiere Manufactured Homes, Inc., Premiere Manufactured Homes Inc. of Washington, Park Place Mobile Homes, Inc., Kilroy's M.H., Inc. and Premiere Homes of Moses Lake, Inc. (the "DWP Companies") through a merger of the DWP companies into a newly formed subsidiary of American Homestar Pacific Northwest Holdings Inc. American Homestar owns 80% of this new venture which adds six new retail sales centers (three in Oregon, two in Washington, and one in New Mexico).

         On May 28, 1998, the Company agreed to acquire R-Anell Custom Homes, Inc. and its related manufacturing operations, Gold Medal Homes, Inc. and Gold Medal Homes of North Carolina ("R-Arnell"). R-Arnell produces distinctive lines of high-quality, upscale manufactured homes and modular homes which are marketed under the R-Arnell and Gold Medal brand names through a network of approximately 90 independent retailers located primarily in North Carolina, South Carolina and Virginia. R-Arnell operates two plants in Denver, North Carolina and a new plant in Cherryville, North Carolina which is currently in its startup phase. Closing is expected on or before December 31, 1998.





                                  SCHEDULE 4.9
                          (to Note Purchase Agreement)

         SUBSIDIARIES OF THE COMPANY AND OWNERSHIP OF SUBSIDIARY STOCK,
                  AFFILIATES AND DIRECTORS AND SENIOR OFFICERS


1.       RESTRICTED SUBSIDIARIES

                                                                                           PERCENTAGE OF
                                                                                         CAPITAL STOCK OR
                                                          NATURE AND                 SIMILAR EQUITY INTERESTS
                                                        JURISDICTION OF            OWNED BY THE COMPANY AND EACH
NAME OF SUBSIDIARY                                       INCORPORATION                      SUBSIDIARY

Nationwide Housing Systems, Inc.                             Texas                             100%

Nationwide Housing Corporation                               Texas                             100%

Nationwide West, Inc.                                        Texas                             100%

Nationwide East, Inc.                                        Texas                             100%

Associated Retailers Group, Inc.                             Texas                             100%

Nationwide NC Homes, Inc.                                    Texas                             100%

Nationwide of Alabama, Inc.                                  Texas                             100%

American Homestar Financial Services, Inc.                   Texas                             100%

Western Insurance Agency, Inc.                               Texas                             100%

Lifestar Reinsurance, Ltd.                              Turks & Caicos                         100%

Oak Creek Housing Corporation                                Texas                             100%

American Homestar of Burleson, Inc.                          Texas                             100%

American Homestar of Lancaster, Inc.                         Texas                             100%

Oak Creek Homes, Inc.                                       Nevada                             100%

Heartland Homes, Inc.                                   North Carolina                         100%

Guerdon Holdings, Inc.                                     Delaware                            100%

Guerdon Homes, Inc.                                        Delaware                            100%

Brilliant Holding Corporation                              Delaware                            100%

Brilliant Homes Corporation                                 Alabama                            100%

Brilliant Carriers, Inc.                                    Alabama                            100%



                                  SCHEDULE 5.4
                          (to Note Purchase Agreement)


                                                                                           PERCENTAGE OF
                                                                                         CAPITAL STOCK OR
                                                          NATURE AND                 SIMILAR EQUITY INTERESTS
                                                        JURISDICTION OF            OWNED BY THE COMPANY AND EACH
NAME OF SUBSIDIARY                                       INCORPORATION                      SUBSIDIARY

First Value Homes, Inc.                                 North Carolina                         100%

Pacific Northwest Holdings, Inc.                             Texas                              80%

Pacific II Northwest Holdings, Inc.                          Texas                          100% (80%)


2.       UNRESTRICTED SUBSIDIARIES
                                                                                           PERCENTAGE OF
                                                                                         CAPITAL STOCK OR
                                                          NATURE AND                 SIMILAR EQUITY INTERESTS
                                                        JURISDICTION OF            OWNED BY THE COMPANY AND EACH
NAME OF SUBSIDIARY                                       INCORPORATION                      SUBSIDIARY

Roadmasters Transport Company, Inc.                          Texas                              51%


3.       NAME OF AFFILIATE (OTHER THAN SUBSIDIARIES):

                                                                                           PERCENTAGE OF
                                                                                         CAPITAL STOCK OR
                                                          NATURE AND                 SIMILAR EQUITY INTERESTS
                                                        JURISDICTION OF            OWNED BY THE COMPANY AND EACH
NAME OF AFFILIATE                                        INCORPORATION                      SUBSIDIARY

21st Century Mortgage Corporation                          Delaware                             50%


4.       NAMES OF DIRECTORS AND SENIOR OFFICERS AND OFFICE(S) HELD:


A.                                  DIRECTORS

                                    Finis Teeter
                                    Laurence Dawson, Jr.
                                    Craig Reynolds
                                    Jackie Holland
                                    Chuck Carney, Jr.
                                    Ron McCaslin
                                    Bill Hunt
                                    Jack McDonald
                                    Dale Kesler

B.                                  OFFICERS

         NAME                                OFFICE

Finis F. Teeter                     Chairman and Co-Chief Executive Officer

Laurence A. Dawson, Jr.             President and Co-Chief Executive Officer

Craig A. Reynolds                   Executive Vice President, Chief Financial
                                    Officer and Secretary

Jackie H. Holland                   Vice President and Treasurer

Charles N. Carney, Jr.              Executive Vice President

Ron McCaslin                        Executive Vice President

                              FINANCIAL STATEMENTS


For each of the fiscal years ended May 31, 1996 through 1998 as set forth in form 10K filed with the Securities and Exchange Commission on August 28, 1998.







                                  SCHEDULE 5.5
                          (to Note Purchase Agreement)

                                 USE OF PROCEEDS

                                  ($ Millions)


Reduce Net Floor Plan Indebtedness                            50.4*

Origination Costs                                              0.6

                                                              51.0



*If limited by contract, any excess will be invested in permitted investments






                                  SCHEDULE 5.14
                          (to Note Purchase Agreement)

                              EXISTING INDEBTEDNESS
                               AS OF MAY 31, 1998

Indebtedness of the Company and its Subsidiaries as of May 31, 1998 was as follows:

                                                                                                       BALANCE
                                                                                                     OUTSTANDING
                                                                                    FINAL               AS OF
OBLIGOR                      LENDER                  NATURE                        MATURITY         MAY 31, 1998

AHC                          Various                 Senior Unsecured Notes       7/10/2007            61,000,000

AHC                          City of Guin            Brilliant Plant               3/1/2003               366,463

AHC                          Jim Johnson             Heartland Acquisition         9/3/1998                93,750

AHC                          Charles Rumbley         Heartland Acquisition         9/3/1998                93,750

*Guerdon Homes, Inc.         Pendleton               Property                     12/1/2010                24,000

*Nationwide Housing          Albuquerque-Land        Albuquerque                   7/1/2001               109,086

*Nationwide Housing          JL Investments          Burleson Property            11/1/2010               164,803

*Nationwide Housing          James Stewart           Seguin Property               5/1/2002                32,393

*Nationwide Housing          Roy Powell              Seguin Property               5/1/2002                32,393

*Nationwide Housing          CM Rosteet              Lake Charles Property         4/1/2001                35,226

*Nationwide Housing          Lee Murphy              Amarillo Property            11/1/2001                27,085

*Nationwide Housing          Clara Vick              Amarillo Property            11/1/2000                19,539

*Nationwide Housing          Ray Poole               Ft. Worth Property            6/1/2000                58,649

*Nationwide Housing          Paulette Hawkins        Oklahoma City Property        9/1/2004               157,405

*Nationwide Housing          Dotson Trust            El Paso Property              7/1/2012               105,034

*Nationwide Housing          James McDuffie          Columbus Property             4/1/2000               315,000

Nationwide NC Homes          Bobby Sauls             NC Homes Acquisition         6/16/2000             1,382,703

Other                                                                                                      11,000
                                                                                                       ----------
                                                                                                       64,028,279
                                                                                                       ==========


* Secured by Liens

                                  SCHEDULE 5.15
                          (to Note Purchase Agreement)

                             ENVIRONMENTAL MATTERS


Lynn, Brilliant and Guin, Alabama: Final Report-Environmental Investigation of Brilliant Homes, dated February 25, 1997, prepared by Environmental Management & Engineering, Inc.

Lynn, Alabama: Limited Phase II Environmental Investigation, dated February 14, 1997, prepared by Environmental Management & Engineering, Inc.

Lynn, Alabama: Groundwater Assessment Report, dated May 1, 1997, prepared by Williams Engineering, Inc.

Lynn, Alabama: Phase I Environmental Site Assessment, dated July 1996, prepared by Layton Environmental Engineering, Inc.


                                  SCHEDULE 5.18
                          (to Note Purchase Agreement)

                            RESTRICTIONS ON DIVIDENDS

         The payment of dividends to the shareholders of Pacific Northwest Holdings, Inc., a Texas corporation ("Pacific Northwest"), is prohibited under that certain Securityholders Agreement dated as of September 4, 1998, by and among Pacific Northwest, American Homestar Corporation ("Parent") and DWP Management, Inc., an Oregon corporation ("Minority Shareholder"). The issued and outstanding shares of such corporation are owned by Parent and Minority Shareholder.




                                 SCHEDULE 10.10
                          (to Note Purchase Agreement)

                                    EXHIBIT 1


                                 [FORM OF NOTE]


                          AMERICAN HOMESTAR CORPORATION


              ___% SENIOR NOTE, SERIES [__], DUE SEPTEMBER 15, 2008

No.[___________]                                                   [Date]

$[______________]                                                   PPN

         FOR VALUE RECEIVED, the undersigned, AMERICAN HOMESTAR CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Texas, hereby promises to pay to [_______________________________], or registered assigns, the principal sum of [______________________________] DOLLARS on September 15, 2008, with interest
(computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of [____]% per annum from the date hereof, payable semiannually, on the fifteenth day of March and September in each year, commencing with the first of such dates next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) [stated rate plus 2%] or (ii) 2.0% over the rate of interest publicly announced by Citibank, N.A., or any successor thereof, from time to time in New York, New York as its "base" or "prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at The First National Bank of Chicago in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

         This Note is one of the Series [__] of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of September 15, 1998 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6 of the Note Purchase Agreements.


                                    EXHIBIT 1
                          (to Note Purchase Agreement)

         This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount or Modified Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

         The Company and the holder hereof acknowledge and agree that the interest rate or other forbearance payable on the Notes shall not exceed the highest rate permitted under applicable law.

         This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.


                                        AMERICAN HOMESTAR CORPORATION


                                        By /s/ Laurance A. Dawson
                                              --------------------------------
                                           Its President and Co-CEO
                                              --------------------------------


                                     E-1-2

                       FORM OF OPINION OF SPECIAL COUNSEL
                                 TO THE COMPANY

         The closing opinion of Jackson Walker L.L.P., special counsel to the Company which is called for by Section 4.4(a) of the Note Purchase Agreements, shall be dated the date of the Closing and addressed to you and the Other Purchasers, shall be satisfactory in scope and form to you and the Other Purchasers and shall be to the effect that:

                    1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Texas, has the corporate power and the corporate authority to execute and perform the Note Purchase Agreements and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified as a foreign corporation and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

                    2. Each Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                    3. Each Significant Subsidiary is a corporation in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary and all of the issued and outstanding shares of capital stock of each such Significant Subsidiary are owned by the Company.

                    4. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                    5. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any Governmental Authority, is necessary in connection with the execution, delivery or performance by the Company of the Note Purchase Agreements or the Notes.




                                 EXHIBIT 4.4(a)
                          (to Note Purchase Agreement)

                    6. The issuance of the Notes and the use of the proceeds of the sale of the Notes in accordance with the provisions of and contemplated by the Note Purchase Agreements do not violate or conflict with Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                    7. The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Note Purchase Agreements do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of the Articles of Incorporation or By-laws of the Company or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company may be bound.

                    8. There are no proceedings pending or, to the knowledge of such counsel, threatened against or affecting the Company or any Subsidiary in any court or before any Governmental Authority which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

                    9. Neither the Company nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

                   10. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreements do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

         The opinion of Jackson Walker L.L.P. (i) shall cover such other matters relating to the sale of the Notes as you and the Other Purchasers may reasonably request and (ii) is limited to the laws of the State of Texas and the Federal laws of the United States. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company.



                                   E-4.4(a)-2

                       FORM OF OPINION OF SPECIAL COUNSEL
                                TO THE PURCHASERS

         The closing opinion of Chapman and Cutler, special counsel to the Purchasers, called for by Section 4.4(b) of the Note Purchase Agreements, shall be dated the date of Closing and addressed to you and the other Purchasers, shall be satisfactory in form and substance to you and the other Purchasers and shall be to the effect that:

                    1. The Company is a corporation, validly existing and in good standing under the laws of the State of Texas and has the corporate power and the corporate authority to execute and deliver the Note Purchase Agreements and to issue the Notes.

                    2. Each Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                    3. The Notes have been duly authorized by all necessary corporate action on the part of the Company, and the Notes being delivered on the date hereof have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                    4. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreements do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

         The opinion of Chapman and Cutler shall also state that the opinion of Jackson Walker L.L.P. is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers are justified in relying thereon.

         In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely, as to matters referred to in paragraph 1, solely upon an examination of the Articles of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of Texas and the By-laws of the Company. The opinion of Chapman and Cutler is limited to the general business corporation law of the State of Illinois and the Federal laws of the United States.

         With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company and upon


                                 EXHIBIT 4.4(b)
                          (to Note Purchase Agreement)
representations of the Company, the other Purchasers and you delivered in connection with the issuance and sale of the Notes.


                                   E-4.4(b)-2